SUNEDISON REPORTS FOURTH QUARTER
AND FULL YEAR 2014 RESULTS

Fourth Quarter 2014 Highlights:

•	GAAP revenue of $610.5 million and GAAP EPS of $(0.89)

•	Non-GAAP revenue of $625.5 million and non-GAAP EPS of $(0.16)

•	Completed 383 MW of solar energy systems during the quarter

•	295 MW of solar energy systems retained on the balance sheet and 467 MW under construction at quarter end

•	Solar project pipeline grew to 5.1 GW and backlog increased to 2.6 GW at end of quarter

•	Announced acquisition of First Wind
Maryland Heights, Missouri, February 18, 2015 - SunEdison, Inc. (NYSE: SUNE) today announced financial results for the 2014 fourth quarter.
“During the fourth quarter, we continued our record of strong execution as we reached new quarterly and annual milestones by completing all-time highs of 383 MW during the quarter and 1,048 MW for the year while growing our pipeline to 5.1 GW and our backlog to 2.6 GW. In addition, we made the transformative announcement to acquire First Wind, a leading wind developer.  The transaction, which has subsequently closed in the first quarter, has positioned SunEdison as the leading renewable power plant developer in the world and will further accelerate our growth and be additive to our fourth quarter pipeline," said Ahmad Chatila, Chief Executive Officer.
Key summary financial results for the 2014 fourth quarter are set out in the following table. Financial results include consolidation of SunEdison Semiconductor Limited ("Semiconductor Materials") and TerraForm Power, Inc. ("TerraForm Power"). See the financial statement tables at the end of this press release for a reconciliation of all GAAP to non-GAAP financial measures.

							US$ Millions except for EPS
Financial Highlights:	4Q'14		3Q'14		4Q'13		Qtr/Qtr			Yr/Yr
GAAP:
Net Sales	$610.5	(1)	$681.2	(3)	$551.2		($70.7)	or	(10.4)%	$59.3	or	10.8%
Gross Margin %	13.3%	(1)	10.0%	(3)	(2.6)%		330		bps	1590		bps
Operating Loss	(160.2)	(1)(2)	(189.8)	(3)(4)	(184.4)	(6)(7)	29.6			24.2
Net Loss	(242.1)	(1)(2)	(283.5)	(3)(4)(5)	(286.4)	(6)(7)(8)	41.4			44.3
EPS	(0.89)	(1)(2)	(1.06)	(3)(4)(5)	(1.07)	(6)(7)(8)	0.17			0.18
Non-GAAP:
Net Sales	$625.5		$540.5		$960.7		$85.0	or	15.7%	($335.2)	or	(34.9)%
Gross Margin %	10.8%		15.2%		4.9%		(440)		bps	590		bps
Operating Loss	(173.8)	(2)	(175.6)	(4)	(123.5)	(6)(7)	1.8			(50.3)
Net Loss	(42.7)	(2)	(181.8)	(4)(5)	(128.7)	(6)(7)(8)	139.1			86.0
EPS	(0.16)	(2)	(0.68)	(4)(5)	(0.48)	(6)(7)(8)	0.52			0.32
Cash Flow:
Capital Expenditures	$47.8		$86.8		$31.9		($39.0)			$15.9
Cash Flow from Operations	(199.9)		(276.3)		(399.3)		76.4			199.4
Free Cash Flow	198.6		(569.7)		(25.0)		768.3			223.6
Note: Table unaudited
(1) Includes $21.7 million, or EPS of $0.07, related to previously deferred GAAP revenue.
(2) Includes $34.2 million, or EPS of $(0.13), related to long-lived asset impairments.
(3) Includes $4.0 million, or EPS of $0.01, related to previously deferred GAAP revenue.
(4) Includes $100.4 million, or EPS of $(0.39), related to long-lived asset impairments.
(5) Includes $9.6 million, or EPS of $0.04, related to a gain on extinguishment of debt.
(6) Includes $37.0 million, or EPS of $(0.13), related to the Merano, Italy long-lived asset impairment.
(7) Includes $15.2 million, or EPS of $(0.06), related to impairment of intangible assets.
(8) Includes $75.1 million, or EPS of $(0.29), related to the loss on extinguishment of debt.

Cash Flow
Operating cash used in the 2014 fourth quarter was $199.9 million and was primarily the result of changes in working capital and continued investment to grow the business.
Free cash flow was $198.6 million and was largely influenced by solar energy project financing, solar project construction activities, and capital expenditures. See the reconciliation of free cash flow in the financial statement tables at the end of this press release.
Capital expenditures were $47.8 million in the 2014 fourth quarter, of which $23.1 million was incurred in the Semiconductor Materials segment. The company also incurred $158.9 million to secure wind turbines expected to result in 1.6 GW of PTC-eligible wind projects. Furthermore, the company invested $304.3 million in acquisitions.
The company ended the 2014 fourth quarter with cash and cash equivalents of $943.7 million and cash committed for construction projects of $130.7 million, for a total of $1,074.4 million.
Earnings per Share
Fourth quarter 2014 GAAP earnings per share was $(0.89) and non-GAAP earnings per share was $(0.16).
Segment Results
Key segment financial results for the 2014 fourth quarter are set out in the following table. Financial results include the consolidation of Semiconductor Materials and TerraForm Power. In anticipation of our Semiconductor Materials IPO we made certain changes in our internal financial reporting as of January 1, 2014, and these changes are reflected in our reportable segments data disclosed in our consolidated financial statements. Additionally, as a result of the TerraForm Power IPO, we have identified TerraForm Power as a reportable segment and our results on a segment basis are reported accordingly. See the financial statement tables at the end of this press release for a reconciliation of all GAAP to non-GAAP financial measures.

									US$ Millions except for EPS
Segment Summary	4Q '14		3Q '14		4Q '13		Qtr/Qtr			Yr/Yr
Net Sales:
Solar Energy GAAP	$382.6	(1)	$437.2	(3)	$361.9		($54.6)	or	(12.5)%	$20.7	or	5.7%
Solar Energy Non-GAAP	397.6		296.5		771.4		101.1	or	34.1%	(373.8)	or	(48.5)%
TerraForm Power	42.6		53.2		4.5		(10.6)	or	(19.9)%	38.1	or	846.7%
Semiconductor Materials	205.9		213.2		211.6		(7.3)	or	(3.4)%	(5.7)	or	(2.7)%
Intersegment eliminations	(20.6)		(22.4)		(26.8)		1.8	or	(8.0)%	6.2	or	(23.1)%
Operating (Loss) Income:
Solar Energy GAAP	($132.7)	(1)(2)	($147.8)	(3)(4)	($153.6)	(6)	$15.1			$20.9
Solar Energy Non-GAAP	(146.3)	(2)	(133.6)	(4)	(92.7)	(6)	(12.7)			(53.6)
TerraForm Power	(23.8)		20.5		0.5		(44.3)			(24.3)
Semiconductor Materials	(3.7)		(62.5)	(5)	(31.3)	(7)	58.8			27.6
Note: Table unaudited
(1) Includes $21.7 million, or EPS of $0.07, related to previously deferred GAAP revenue.
(2) Includes $32.8 million, or EPS of $(0.12), related to long-lived asset impairments.
(3) Includes $4.0 million, or EPS of $0.01, related to previously deferred GAAP revenue.
(4) Includes $42.4 million, or EPS of $(0.16), related to long-lived asset impairments.
(5) Includes $58.0 million, or EPS of $(0.23), related to long-lived asset impairments.
(6) Includes $15.2 million, or EPS of $(0.06), related to impairment of intangible assets.
(7) Includes $33.6 million, or EPS of $(0.13), related to the Merano, Italy long-lived asset impairment.
Solar Energy: GAAP
Solar Energy segment GAAP revenue was higher year-over-year primarily due to higher solar energy systems sales volumes and increased energy revenue from retaining more systems. Solar Energy segment GAAP revenue for the 2014 fourth quarter included $21.7 million of previously deferred solar project revenue. GAAP revenue was lower sequentially primarily due to lower project sales volume. In the 2014 fourth quarter, Solar Energy recognized GAAP revenue from solar projects totaling 61 MW, down from 95 MW in the 2014 third quarter but up from 55 MW in the 2013 fourth quarter. During the 2014 fourth quarter, 295 MW of additional projects were constructed and retained on the balance sheet.
Operating loss was lower year-over-year and sequentially. Losses continued primarily due to projects being retained rather than sold, non-cash asset impairment charges, and operating expenses related to growth initiatives.
Solar Energy: Non-GAAP
Solar Energy segment non-GAAP revenue was lower year-over-year, primarily due to lower project sales volume. Non-GAAP revenue was higher sequentially primarily due to higher project sales volume in the fourth quarter. Non-GAAP revenue resulted from 88 MW of solar projects sold in the 2014 fourth quarter, compared to non-GAAP revenue from 46 MW in the 2014 third quarter and 206 MW in the 2013 fourth quarter. Of the 88 MW of non-GAAP revenue in the 2014 fourth quarter, 73 MW were direct sales and 15 MW were sale-leaseback transactions.
Solar Energy segment non-GAAP operating loss increased year-over-year and sequentially. Operating loss was higher year-over-year and sequentially due primarily to non-cash asset impairment charges, higher operating expenses related to growth initiatives, and costs associated with retaining rather than selling completed projects.
Solar Project Pipeline, Backlog & Construction

									MW
Pipeline Summary	4Q'14	3Q'14	4Q'13	Qtr/Qtr			Yr/Yr
Pipeline [1]	5,113	4,523	3,397	590	or	13%	1,716	or	51%
Backlog [2]	2,595	1,833	1,052	762	or	42%	1,543	or	147%
Construction	467	610	504	(143)	or	(23)%	(37)	or	(7)%
Pipeline Additions [3]	973	561
Note: Table unaudited
(1) Includes Backlog and Construction
(2) Includes Construction
(3) Additions net of losses

A solar project is classified as “pipeline” where SunEdison has a signed or awarded PPA or other energy off-take agreement or has achieved each of the following three items: site control, an identified interconnection point with an estimate of the interconnection costs, and an executed energy off-take agreement or the determination that there is a reasonable likelihood that an energy off-take agreement will be signed. A solar project is classified as “backlog” if there is an associated executed PPA or other energy off-take agreement, such as a feed-in-tariff. There can be no assurance that all pipeline or backlog projects will convert to project sales revenue because in the ordinary course of our development business some fall-out is typical, certain projects will not be built and some projects will be retained on the balance sheet rather than sold. Of the projects under construction, we expect to retain a majority on the balance sheet. “Under construction” refers to pro jects within pipeline and backlog, in various stages of completion, which are not yet operational.
TerraForm Power
TerraForm Power revenue for the 2014 fourth quarter was higher year-over-year.  This was due primarily to higher energy and incentive revenue associated with operating projects acquired and projects which achieved commercial operations after the prior periods. TerraForm Power revenue was lower sequentially due to the seasonality of solar generation, partially offset by the impact of operating projects acquired and the impact of IPO portfolio additions.
Compared to the third quarter, segment operating profit decreased primarily due to the seasonality of solar generation and acquisition expenses.
Semiconductor Materials
Semiconductor Materials revenue for the 2014 fourth quarter was lower year-over-year and sequentially, both as a result of lower selling prices.
Fourth quarter 2014 operating loss of $3.7 million improved substantially from the operating loss of $62.5 million for the 2014 third quarter and $31.3 million for the 2013 fourth quarter.
Outlook
The company looks forward to providing its 2015 first quarter and full year outlook, as well as detailed commentary regarding its strategy and 2015 business plan at its Capital Markets Day on February 24, 2015. A press release with further details regarding the Capital Markets Day has been issued separately.
Use of Non-GAAP Measures

Management has determined that certain non-GAAP metrics for the Solar Energy segment presented herein are important metrics that will help investors understand the ultimate income and near-term cash flows generated by our Solar Energy segment.  These non-GAAP measures and metrics include deferrals required under GAAP real estate and lease accounting for some of SunEdison’s direct sales and or its sale-leaseback transactions as well as related tax impacts.  Management has also determined that the non-GAAP measure of “free cash flow” is useful to help investors better understand the capital intensity of our business, including our project financing operations. For a complete description of our non-GAAP measures, see the non-GAAP reconciliation tables below.
Conference Call
SunEdison will host a conference call tomorrow, February 19, 2015, at 8:00 a.m. ET to discuss the company’s 2014 fourth quarter results and related business matters. A live webcast will be available on the company’s web site at www.SunEdison.com, or by dialing (612) 332-0335 at least five minutes prior to the scheduled start time, and referencing “SunEdison.” A copy of the slide presentation related to the conference call will be posted on the company's web site prior to the start of the call.
A replay of the conference call will be available from 10:00 a.m. ET on February 19, 2015, until 11:59 a.m. ET on March 5, 2015. To access the replay, please dial (320) 365-3844 at any time during that period, using pass code 352204. A replay will also be available on the company's web site at www.SunEdison.com.
About SunEdison
SunEdison is the world's largest renewable energy development company and is transforming the way energy is generated, distributed, and owned around the globe. The company manufactures solar technology and develops, finances, installs, owns and operates wind and solar power plants, delivering predictably priced electricity to its residential, commercial, government and utility customers. SunEdison is one of the world's largest renewable energy asset managers and provides asset management, operations and maintenance, monitoring and reporting services for its renewable energy customers around the world. Corporate headquarters are in the United States, with additional offices around the world. SunEdison's common stock is listed on the New York Stock Exchange under the symbol "SUNE." To learn more visit www.SunEdison.com.

Contacts:
Investors/Analysts:
R. Phelps Morris
Vice President, Investor Relations
(314) 770-7325
pmorris@sunedison.com

Kurt S. Wittenauer
Senior Manager, Investor Relations
(314) 770-7450
kwittenauer@sunedison.com

-tables to follow-

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions; except per share data)

	Three Months Ended,			Twelve Months Ended,
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales	$610.5	$681.2	$551.2	$2,484.4	$2,007.6
Cost of goods sold	529.5	613.3	565.4	2,262.5	1,862.3
Gross profit	81.0	67.9	(14.2)	221.9	145.3
Operating expenses:
Marketing and administration	194.4	142.6	121.4	566.0	361.6
Research and development	16.3	13.8	17.0	61.7	71.1
Restructuring (reversals) charges	(8.4)	0.9	(5.2)	(8.3)	(10.8)
Loss on sale of property, plant, and equipment	4.7	—	—	4.7	—
Long-lived asset impairment charges	34.2	100.4	37.0	134.6	37.0
Operating loss	(160.2)	(189.8)	(184.4)	(536.8)	(313.6)
Non-operating expense (income):
Interest expense	137.6	110.7	61.9	410.0	189.2
Interest income	(2.0)	(3.0)	(4.5)	(13.7)	(6.5)
(Gain) loss on early extinguishment of debt	—	(9.6)	75.1	(9.6)	75.1
Loss on convertible notes derivative, net	—	—	—	499.4	—
Gain on previously held equity investment	—	—	—	(145.7)	—
Other, net	12.0	21.5	11.4	39.2	20.4
Total non-operating expense	147.6	119.6	143.9	779.6	278.2
Loss before income tax (benefit) expense and equity in (loss) earnings of equity method investments	(307.8)	(309.4)	(328.3)	(1,316.4)	(591.8)
Income tax (benefit) expense	(22.1)	8.6	(22.4)	(36.0)	27.8
Loss before equity in (loss) earnings of equity method investments	(285.7)	(318.0)	(305.9)	(1,280.4)	(619.6)
Equity in (loss) earnings of equity method investments, net of tax	(1.7)	0.2	1.9	8.0	5.7
Net loss	(287.4)	(317.8)	(304.0)	(1,272.4)	(613.9)
Net loss attributable to noncontrolling interests	45.3	34.3	17.6	92.0	27.2
Net loss attributable to SunEdison stockholders	$(242.1)	$(283.5)	$(286.4)	$(1,180.4)	$(586.7)
Basic loss per share [*]	$(0.89)	$(1.06)	$(1.07)	$(4.40)	$(2.46)
Diluted loss per share [*]	$(0.89)	$(1.06)	$(1.07)	$(4.40)	$(2.46)
Weighted-average shares used in computing basic loss per share	271.4	269.8	266.7	269.2	241.7
Weighted-average shares used in computing diluted loss per share	271.4	269.8	266.7	269.2	241.7
[*] During the years ended December 31, 2014 and 2013, and the three-month period ended September 30, 2014, the company recorded an adjustment to redeemable noncontrolling interest which decreased the numerator of the EPS calculation by $5.2 million, $6.8 million, and $1.6 million, respectively.

RESULTS BY REPORTABLE SEGMENT
	Three Months Ended,			Twelve Months Ended,
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales:
Solar Energy	$382.6	$437.2	$361.9	$1,594.3	$1,204.3
TerraForm Power	42.6	53.2	4.5	125.9	17.5
Semiconductor Materials	205.9	213.2	211.6	840.1	920.6
Intersegment eliminations	(20.6)	(22.4)	(26.8)	(75.9)	(134.8)
Consolidated net sales	$610.5	$681.2	$551.2	$2,484.4	$2,007.6
Operating (loss) income:
Solar Energy	$(132.7)	$(147.8)	$(153.6)	$(462.2)	$(299.7)
TerraForm Power	(23.8)	20.5	0.5	7.2	5.1
Semiconductor Materials	(3.7)	(62.5)	(31.3)	(81.8)	(19.0)
Consolidated operating loss	$(160.2)	$(189.8)	$(184.4)	$(536.8)	$(313.6)

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	As of December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$943.7	$573.5
Cash committed for construction projects	130.7	258.0
Restricted cash	155.6	70.1
Accounts receivable, net	471.9	351.5
Inventories	226.4	248.4
Solar energy systems held for development and sale	251.5	460.1
Prepaid and other current assets	608.2	423.4
Total current assets	2,788.0	2,385.0
Investments	149.1	41.1
Property, plant and equipment, net:
Non-solar energy systems, net of accumulated depreciation	1,738.8	1,108.7
Solar energy systems, net of accumulated depreciation	5,335.5	2,014.2
Restricted cash	114.9	73.8
Note hedge derivative asset	—	514.8
Goodwill and other intangible assets	659.8	117.1
Other assets	713.7	425.8
Total assets	$11,499.8	$6,680.5

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and short-term borrowings	$1,079.7	$397.5
Accounts payable	1,229.7	867.7
Accrued liabilities	719.5	432.7
Current portion of deferred revenue	92.3	154.7
Current portion of customer and other deposits	23.9	36.7
Total current liabilities	3,145.1	1,889.3
Long-term debt, less current portion	6,119.7	3,178.7
Pension and post-employment liabilities	54.7	49.2
Customer and other deposits, less current portion	24.4	103.3
Deferred revenue, less current portion	204.1	90.0
Conversion option derivative liability	—	506.5
Warrant derivative liability	—	270.5
Other liabilities	467.2	251.8
Total liabilities	10,015.2	6,339.3
Total stockholders’ equity	1,484.6	341.2
Total liabilities and stockholders’ equity	$11,499.8	$6,680.5

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended,			Twelve Months Ended,
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014		December 31, 2013
Cash flows from operating activities:
Net loss	$(287.5)	$(317.7)	$(304.0)	$(1,272.4)	$—	$(613.9)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	96.5	107.1	75.9	357.4		268.3
Stock-based compensation	17.8	14.0	7.2	46.2		30.2
Deferred tax (benefit) expense	(8.8)	0.5	(16.0)	(50.0)		24.2
Deferred revenue	(22.6)	(2.7)	(35.2)	(164.9)		(60.4)
Loss on convertible notes derivatives, net	—	—	—	499.4		—
Gain on previously held equity investment	—	—	—	(145.7)		—
(Gain) loss on early extinguishment of debt	—	(9.6)	75.1	(9.6)		75.1
Long-lived asset impairment charges	34.2	100.4	48.3	134.6		48.3
Investment impairments	1.0	—	3.8	1.0		3.8
Change in contingent consideration for acquisitions	(2.9)	—	5.6	(2.9)		5.6
Other non-cash	(8.4)	(16.5)	(6.5)	(11.7)		(3.1)
Changes in operating assets and liabilities:
Accounts receivable	(34.5)	(21.0)	(8.9)	(12.3)		(103.9)
Inventories	17.9	(31.2)	(45.3)	15.2		(0.9)
Solar energy systems held for sale and development	(81.4)	(112.0)	(248.9)	(195.7)		(405.7)
Prepaid and other current assets	(14.9)	(63.4)	(185.5)	(181.8)		(244.5)
Accounts payable	47.1	(59.1)	140.7	(117.5)		246.6
Deferred revenue for solar energy systems	44.8	21.0	82.6	224.7		23.4
Customer and other deposits	13.4	(12.9)	(11.4)	(41.1)		(50.9)
Accrued liabilities	(32.7)	76.4	2.5	81.4		51.9
Other long-term liabilities	(1.0)	32.9	1.2	28.6		(36.9)
Other	22.1	17.5	19.5	47.1		36.0
Net cash used in operating activities	(199.9)	(276.3)	(399.3)	(770.0)		(706.8)
Cash flows from investing activities:
Capital expenditures	(47.8)	(86.8)	(31.9)	(229.6)		(133.1)
Construction of solar energy systems	(482.7)	(376.6)	(204.0)	(1,511.0)		(465.3)
Deposits on wind turbine equipment	(158.9)	—	—	(158.9)		—
Proceeds from sale and maturities of investments	—	—	15.1	—		15.1
Purchases of cost and equity method investments	(4.7)	—	(20.4)	(58.5)		(67.0)
Net proceeds from equity method investments	—	6.5	—	12.5		68.4
Change in restricted cash	(14.6)	2.9	(24.8)	(60.2)		(37.2)
Change in cash committed for construction projects	(55.6)	58.9	(110.9)	86.2		(240.5)
Cash paid for acquisitions, net of cash acquired	(304.3)	(158.7)	—	(719.0)		(7.3)
Receipts from vendors for deposits and loans	—	—	0.5	—		1.1
Other	1.6	(2.9)	—	(1.3)		4.9
Net cash used in investing activities	(1,067.0)	(556.7)	(376.4)	(2,639.8)		(860.9)

Cash flows from financing activities:
Proceeds from short-term and long-term debt	165.6	—	1,200.0	765.6	1,200.0
Proceeds from SSL term loans	—	—	—	210.0	—
Proceeds from TerraForm Power and Solar Energy system financing and capital lease obligations	1,167.8	718.3	679.5	2,975.5	1,305.9
Principal payments on long-term debt	(0.5)	(0.5)	(750.9)	(11.6)	(752.3)
Repayments of TerraForm Power and Solar Energy system financing and capital lease obligations	(420.8)	(557.6)	(83.3)	(1,241.8)	(147.7)
Payments on early extinguishment of debt	—	—	(52.4)	—	(52.4)
Payments for note hedge	—	—	(341.3)	(173.8)	(341.3)
Proceeds from warrant transactions	—	—	270.5	123.6	270.5
Net repayments of customer deposits related to long-term supply agreements	(12.0)	—	(24.0)	(12.0)	(75.7)
Proceeds from TerraForm equity offerings and private placement transactions	337.8	592.1	—	929.9	—
Proceeds from SSL IPO and private placement transactions	—	—	—	185.3	—
Common stock issued (repurchased)	10.7	1.7	—	15.3	239.6
Proceeds from (contributions to) noncontrolling interests	182.0	9.3	14.0	214.8	39.9
Cash paid for contingent consideration for acquisitions	—	(1.9)	(2.9)	(3.8)	(3.7)
Debt financing fees	(30.5)	(30.4)	(61.8)	(152.1)	(87.4)
Dividends paid by TerraForm Power	(8.3)	—	—	(8.3)	—
Other	(11.4)	—	0.9	(14.9)	(0.5)
Net cash provided by financing activities	1,380.4	731.0	848.3	3,801.7	1,594.9
Effect of exchange rate changes on cash and cash equivalents	(10.8)	(11.7)	(0.5)	(21.7)	(7.5)
Net increase (decrease) in cash and cash equivalents	102.7	(113.7)	72.1	370.2	19.7
Cash and cash equivalents at beginning of period	841.0	954.7	501.4	573.5	553.8
Cash and cash equivalents at end of period	$943.7	$841.0	$573.5	$943.7	$573.5

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
NON-GAAP FINANCIAL MEASURES
(In millions, except per share data and percentages) [A]

	Three Months Ended,				Twelve Months Ended,
	December 31, 2014	September 30, 2014	December 31, 2013		December 31, 2014	December 31, 2013
Consolidated Non-GAAP Financial Measures
Non-GAAP net sales	$625.5	$540.5	$960.7		$2,301.1	$2,555.6
Non-GAAP gross profit	$67.4	$82.1	$46.7		$196.8	$181.2
Non-GAAP gross margin percentage	10.8%	15.2%	4.9%		8.6%	7.1%
Non-GAAP operating loss	$(173.8)	$(175.6)	$(123.5)		$(561.9)	$(277.7)
Non-GAAP net loss	$(42.7)	$(181.8)	$(128.7)		$(255.0)	$(202.5)
Non-GAAP fully diluted loss per share [*]	$(0.16)	$(0.68)	$(0.48)		$(0.96)	$(0.87)

Reconciliations of GAAP to Non-GAAP Measures
SunEdison Inc. Consolidated
GAAP net sales	$610.5	$681.2	$551.2		$2,484.4	$2,007.6
Direct sales [B]	(13.6)	(141.8)	278.5		(216.8)	361.2
Financing sale-leasebacks [C]	28.6	1.1	131.0		33.5	186.8
Non-GAAP net sales	$625.5	$540.5	$960.7		$2,301.1	$2,555.6
GAAP gross profit	81.0	67.9	(14.2)		221.9	145.3
Direct sales [B]	(12.7)	22.9	64.6		(4.3)	57.1
Financing sale-leasebacks [C]	(0.9)	(8.7)	(3.7)		(20.8)	(21.2)
Non-GAAP gross profit	$67.4	$82.1	$46.7		$196.8	$181.2
Non-GAAP gross margin %	10.8%	15.2%	4.9%		8.6%	7.1%
GAAP operating loss	(160.2)	(189.8)	(184.4)	—	(536.8)	(313.6)
Direct sales [B]	(12.7)	22.9	64.6		(4.3)	57.1
Financing sale-leasebacks [C]	(0.9)	(8.7)	(3.7)		(20.8)	(21.2)
Non-GAAP operating loss	$(173.8)	$(175.6)	$(123.5)		$(561.9)	$(277.7)
GAAP net loss attributable to SunEdison stockholders	$(242.1)	$(283.5)	$(286.4)		$(1,180.4)	$(586.7)
Non-GAAP adjustments, net of tax [B, C, D and E]	199.4	101.7	157.7		925.4	384.2
Non-GAAP net loss	$(42.7)	$(181.8)	$(128.7)		$(255.0)	$(202.5)
GAAP fully diluted loss per share [*]	$(0.89)	$(1.06)	$(1.07)		$(4.40)	$(2.46)
Recurring Non-GAAP adjustments [B, C, D and E]	0.73	0.38	0.59		3.44	1.59
Non-GAAP fully diluted loss per share [*]	$(0.16)	$(0.68)	$(0.48)		$(0.96)	$(0.87)
Weighted-average shares used in computing diluted loss per share	271.4	269.8	266.7		269.2	241.7

[*] During the years ended December 31, 2014 and 2013, and the three-month period ended September 30, 2014, the company recorded an adjustment to redeemable noncontrolling interest which decreased the numerator of the EPS calculation by $5.2 million, $6.8 million, and $1.6 million, respectively.

[A] Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting and reporting. In addition to reporting financial results in accordance with GAAP, we have provided non-GAAP financial measures for the Solar Energy segment. The company believes that these non-GAAP measures represent important internal measures of performance for our Solar Energy business, and provide important information about the operations and near term cash flows as reviewed by management. Accordingly, where these measures are provided, it is done so that investors have the same financial data that management uses to evaluate the operational and financial performance of the Solar Energy segment. SunEdison management uses these measures to manage the Solar Energy segment because it believes these measures are representative of the operational health and performance of that segment. These non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP and the reconciliation of each non-GAAP measure to the directly comparable GAAP measure set forth in the press release.

[B] These non-GAAP measures include adjustments to revenue in the company’s Solar Energy business from direct sales of solar energy systems where we have received upfront partial payments and, absent real estate accounting requirements, we would have recognized revenues under the percentage of completion accounting method. In future periods, when the sales transaction is recorded for GAAP revenue recognition, the Company records an off-setting non-GAAP adjustment for the revenue and cost of goods sold amounts previously recognized under non-GAAP. The non-GAAP measures also include adjustments to non-GAAP revenue and/or profit deferred related to our maximum exposure for power warranties, system uptime guarantees and breach of contract provisions offered to the direct sale customers for these systems that are considered continuing involvement by us in the sold solar energy systems. This revenue is not recognized as of the reporting date under GAAP real estate accounting rules because the solar energy systems are considered integral to the real estate on which they were built. Absent real estate accounting requirements, deferred revenues related to continuing involvement would be recognized under GAAP during the reporting period because we have historically experienced minimal losses related to these guarantees. For these direct sales, the sales contracts have been executed and we have either received payment in full or maintains a valid and legal note receivable for the full sales price that we expect to collect within a short period after completion of the project. See below for a summary of our non-GAAP adjustments related to direct sales transactions.

	Three Months Ended,			Twelve Months Ended,
Non-GAAP Revenue Adjustment	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Non-GAAP revenue recognized	$144.4	$72.5	$403.4	$536.1	$678.7
Non-GAAP revenue reversals upon GAAP revenue recognition	(136.9)	(261.7)	(138.3)	(774.4)	(293.9)
Net non-GAAP change in revenue due to profit deferrals and other adjustments	(21.1)	47.4	13.4	21.5	(23.6)
Total non-GAAP revenue adjustment	$(13.6)	$(141.8)	$278.5	$(216.8)	$361.2

Non-GAAP Gross Profit Adjustment
Non-GAAP gross profit recognized	$43.3	$20.5	$71.5	$113.5	$103.6
Non-GAAP gross profit reversals upon GAAP revenue recognition	(35.7)	(45.7)	(25.3)	(139.7)	(29.0)
Net non-GAAP change in gross profit due to profit deferrals and other adjustments	(20.3)	48.1	18.4	21.9	(17.5)
Total non-GAAP gross profit adjustment	$(12.7)	$22.9	$64.6	$(4.3)	$57.1
[C] Adjustment relates to revenue from our sale-leaseback transactions accounted for as financings. This includes cash received for the legal sale of the solar energy system to the purchaser that will not be recognized as revenue under GAAP. It also includes progress of constructing solar energy systems for which we have executed binding sale agreements meeting non-real estate percentage of completion accounting requirements. Adjustment also relates to the reversal of GAAP revenue from our sale-leaseback transactions recognized through the sale of electricity and energy credits which are generated as energy is produced. Non-GAAP operating income reflects a margin in an amount that will be equal to the difference between (a) the cash proceeds our financing partners in sale-leaseback transactions considered financings and (b) our total costs to construct the solar energy systems sold under the sale-leaseback transactions. Non-GAAP operating income also reflects the reversal of GAAP operating costs associated with such systems. These sale-leaseback transactions are classified as financing transactions under GAAP because the system is considered integral to the land or building on which it resides and because we have continuing involvement with the system through a purchase option. This system development margin will be recognized under GAAP upon termination of the related lease through the non-cash extinguishment of the debt offset by any remaining net book value of the solar energy system asse
[D] Income tax has been calculated using the estimated effective tax rate for SunEdison in the jurisdictions giving rise to the related adjustments and assumes sale-leaseback deferred tax assets will be realized.
[E] Adjustment includes a non-cash net loss on derivative instruments for the year ended December 31, 2014 of $499.4 million ($499.4 million, net of tax expense) reported as a non-operating expense in accordance with GAAP, as a result of the net change in the estimated fair values of the embedded conversion option, note hedge and warrant derivative instruments entered into in connection with the senior convertible notes offering completed in December 2013. There were no such adjustments for any prior periods. Management believes it is useful to exclude this net loss from our GAAP net loss and EPS as it is more representative of the results of the continuing operations in the respective reporting period. Excluding this net loss provides investors with a basis to compare the company's performance against the performance of other companies without a net non-cash loss on such derivative instruments. This non-GAAP measure should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
NON-GAAP FINANCIAL MEASURES
(In millions) [A]

	Three Months Ended,			Twelve Months Ended,
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Solar Energy Segment Non-GAAP Financial Measures
Non-GAAP net sales	$397.6	$296.5	$771.4	$1,411.0	$1,752.3
Non-GAAP operating loss	(146.3)	(133.6)	(92.7)	(487.3)	(263.8)

Reconciliations of Solar Energy Segment GAAP to Non-GAAP Measures
GAAP net sales	$382.6	$437.2	$361.9	$1,594.3	$1,204.3
Direct sales [B]	(13.6)	(141.8)	278.5	(216.8)	361.2
Financing sale-leasebacks [C]	28.6	1.1	131.0	33.5	186.8
Non-GAAP net sales	$397.6	$296.5	$771.4	$1,411.0	$1,752.3
GAAP operating loss	$(132.7)	$(147.8)	$(153.6)	$(462.2)	$(299.7)
Direct sales [B]	(12.7)	22.9	64.6	(4.3)	57.1
Financing sale-leasebacks [C]	(0.9)	(8.7)	(3.7)	(20.8)	(21.2)
Non-GAAP operating loss	$(146.3)	$(133.6)	$(92.7)	$(487.3)	$(263.8)
[A], [B], [C] - See previous page

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
NON-GAAP FINANCIAL MEASURES
(In millions)

EBITDA CALCULATION [A]

	Three Months Ended,			Twelve Months Ended,
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net loss attributable to SunEdison stockholders	$(242.1)	$(283.5)	$(286.4)	$(1,180.4)	$(586.7)
Net interest expense	135.6	107.7	57.4	396.3	182.7
Depreciation and amortization	80.4	83.8	75.9	290.8	268.3
Income tax (benefit) expense	(22.1)	8.6	(22.4)	(36.0)	27.8
EBITDA [A]	$(48.2)	$(83.4)	$(175.5)	$(529.3)	$(107.9)

[A] EBITDA is a non-GAAP disclosure consisting of net loss attributable to SunEdison stockholders plus interest expense, net, depreciation and amortization and income taxes. The Company believes that EBITDA is useful to an investor in evaluating the company’s operating performance and liquidity because (i) it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, (ii) it presents a meaningful measure of corporate performance exclusive of the company’s capital structure and the method by which the assets were acquired, and (iii) it is a widely accepted financial indicator of a company’s ability to service its debt, as the company is required to comply with certain covenants and limitations that are based on variations of EBITDA in the company’s financing documents.

SUNEDISON, INC. AND SUBSIDIARIES
UNAUDITED SUPPLEMENTAL INFORMATION
NON-GAAP FINANCIAL MEASURES
(In millions)

SUMMARY OF CONSOLIDATED DEBT OUTSTANDING
				As of December 31,
				2014	2013
Convertible senior notes due 2018, net of discount				$485.2	$460.0
Convertible senior notes due 2020, net of discount				431.6	—
Convertible senior notes due 2021, net of discount				428.9	408.3
SMP Ltd. credit facilities				355.0	—
Emerging Markets Yieldco acquisition facility				150.0	—
Other non-solar energy system recourse debt				215.1	—
Semiconductor Materials debt				207.1	10.3
TerraForm Power debt				1,603.7	437.3
Solar Energy recourse financing				40.3	60.2
Solar Energy non-recourse systems debt, including financing and capital leaseback obligations, current portion				667.5	355.7
Solar Energy non-recourse systems debt, including financing and capital leaseback obligations, less current portion				2,615.0	1,844.4
Total				$7,199.4	$3,576.2

NON-GAAP RECONCILIATION OF FREE CASH FLOW [A]
	Three Months Ended,			Twelve Months Ended,
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net cash (used in) provided by operating activities	$(199.9)	$(276.3)	$(399.3)	$(770.0)	$(706.8)
Capital expenditures	(47.8)	(86.8)	(31.9)	(229.6)	(133.1)
Construction of solar energy systems	(482.7)	(376.6)	(204.0)	(1,511.0)	(465.3)
Proceeds from TerraForm Power and Solar Energy system financing and capital lease obligations	1,167.8	718.3	679.5	2,975.5	1,305.9
Repayments of TerraForm Power and Solar Energy system financing and capital lease obligations	(420.8)	(557.6)	(83.3)	(1,241.8)	(147.7)
Proceeds from noncontrolling interests	182.0	9.3	14.0	214.8	39.9
Free cash flow [A]	$198.6	$(569.7)	$(25.0)	$(562.1)	$(107.1)

[A] GAAP is the term used to refer to the standard framework of guidelines for financial accounting and reporting. In addition to reporting financial results in accordance with GAAP, we have provided a non-GAAP financial measure for free cash flow which we believe is useful to help investors better understand the capital intensity of our business, including our project financing operations. In addition to other key performance indicators, we evaluate the performance of the solar project business on the cash generation abilities of the projects, which are typically financed at the inception of a lease, resulting in a gain on sale that is deferred and not immediately included in net income (loss). Any non-GAAP measure should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net income (loss).